UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2018

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2018, Nicholas Financial, Inc. (the “Company”) appointed Kelly M. Malson as Chief Financial Officer of the Company, with employment to commence on or about June 15, 2018.

Ms. Malson has been serving as a Board member (since August 2012), chair of the Audit Committee (since November 2012) and member of the Nominating and Corporate Governance Committee (since December 2015) of Conn’s, Inc. (NASDAQ: CONN). Ms. Malson stepped down from her role as Conn’s, Inc.’s Audit Committee chair on May 30, 2018. Ms. Malson previously served as Senior Vice President, Chief Financial Officer and Treasurer of World Acceptance Corporation (NASDAQ: WRLD) from May 2009 until stepping down from those positions in December 2013. She remained employed by World Acceptance Corporation from December 2013 until her retirement in February 2014. Prior to that, she held the titles of Vice President and Chief Financial Officer from March 2006 until May 2009 and Vice President of Internal Audit from September 2005 to March 2006 at World Acceptance Corporation. Ms. Malson served as Finance Compliance Manager for ITRON, Inc.’s (NASDAQ: ITRI) IEM Unit from 2004 to 2005. Prior to 2004, she served in various positions with KPMG, LLP and Arthur Andersen LLP. Ms. Malson obtained her Bachelor’s Degree in Accountancy from Southern Illinois University in 1993.

In connection with Ms. Malson’s appointment as Chief Financial Officer, the Company and Ms. Malson entered into an employment agreement dated as of May 29, 2018 (the “Employment Agreement”) with a start date on or about June 15, 2018. The Employment Agreement covers an initial term of 12 months, followed by automatic renewals for successive 12-month periods unless 60 days’ prior written notice of non-renewal is provided.

Salary and Bonus: Ms. Malson’s initial base salary will be $250,000 per year. The Employment Agreement provides for the following bonus payments:

•	For the fiscal year ending March 31, 2019, a bonus equal to the greater of $35,000 and the milestone bonus with respect to such fiscal year as calculated below, pro-rated for the number of months Ms. Malson is employed for such fiscal year.

•	For the fiscal year ending March 31, 2020, the milestone bonus with respect to such fiscal year as calculated below.

•	For the fiscal years ending March 31, 2021 and 2022, a bonus equal to the greater of the milestone bonus with respect to such fiscal year as calculated below and the sum of the cash component and the restricted stock component of the long-term bonus with respect to such fiscal year as calculated below.

Milestone Bonuses: For each of the fiscal years ending March 31, 2019, 2020, 2021 and 2022, the milestone bonus earned is based on the operating margin achieved by the Company in that fiscal year compared to the relevant target operating margin set forth below. For these purposes, operating margin is defined as operating income before income taxes divided by interest and fee income on finance receivables, adjusted in the sole discretion of the Compensation Committee, including without limitation for the following items: 1) changes resulting from a FASB Accounting Pronouncement, 2) dividends, 3) gain on sale and 4) provision for credit losses if less than charge-offs. The target operating margins are as follows:

Fiscal year ending March 31, 2019    7.5%

Fiscal year ending March 31, 2020    12.5%

Fiscal year ending March 31, 2021    20%

Fiscal year ending March 31, 2022    30%

If less than 80% of the target operating margin is achieved, no milestone bonus will be earned. If 80% or more of the target operating margin is achieved, the milestone bonus will equal the percentage of the target margin achieved multiplied by $75,000. For example, if the operating margin in the fiscal year ending March 31, 2020 is 15%, the bonus is 120% of the target margin multiplied by $75,000, or $90,000.

Long Term Bonuses: For each of the fiscal years ending March 31, 2021 and 2022, the long-term bonus earned shall be based on the three-year rolling average annual growth in tangible book value per share over the three immediately preceding fiscal years, adjusted in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”), including without limitation for the following items: 1) changes resulting from a FASB Accounting Pronouncement, 2) share buy-backs, 3) dividends, 4) stock splits, 5) gain on sale and 6) provision for credit losses if less than charge-offs. The long-term bonus consists of two components: a cash component and a restricted stock component (valued at the average closing price of the common stock over the 90 calendar days immediately preceding the final day of the fiscal year with respect to which the bonus is calculated). For example, if the Company were to grow book value per share at 15% on average over three years, Ms. Malson would receive 125% of her salary as a bonus in cash and 125% of her salary in restricted stock (which will cliff-vest after three years).

Three Year Average Growth in Book Value per Share	Award as Percentage of Base Salary (for each of the cash portion and the restricted stock portion)
Under 6%	0%
6 – 8%	25%
8 – 10%	50%
10 – 12%	75%
12 – 14%	100%
15 – 18%	125%
Greater than 18%	Discretionary

Stock Ownership and Matching Program: Starting on March 31, 2023, Ms. Malson is required to own common stock of the Company equal to three times her then-effective annual salary. During the first 12 months of her employment (subject to extension for non-regular trading blackouts under the Company’s Insider Trading Policy), the Company will match 100% of the Company’s stock purchased by Ms. Malson (up to a cap of $250,000 and $62,500 in any three-month period), with such matching stock to vest three years after purchase.

Benefits: Ms. Malson will be entitled to fringe benefits and perquisites consistent with the practices of the Company for similarly situated executives.

Termination without Cause or for Good Reason: In the event Ms. Malson is terminated without Cause or terminates her employment for Good Reason (as such terms are defined in the Employment Agreement) she will receive a one-time, lump-sum severance payment equal to her base salary for the remainder of the then-current employment term. For example, if Ms. Malson is terminated prior to the expiration of the initial 12-month term, she will receive a severance payment equal to her salary for the remainder of that term, and if Ms. Malson is terminated during a 12-month renewal term, she will receive a severance payment equal to her salary for the remainder of that renewal term. If such termination occurs within 12 months of a Change of Control (as defined in the Employment Agreement), Ms. Malson will instead receive a one-time, lump-sum severance payment equal to 100% of her base salary. Termination without Cause or for Good Reason, whether or not it occurs within 12 months of a Change of Control, will entitle Ms. Malson to up to 12 months’ COBRA benefits and reimbursement of up to $7,500 in consultant/legal/accounting expenses, and will fully accelerate the vesting of all equity compensation except for restricted stock issued as part of the matching program described above. Restricted stock issued as part of the matching program will accelerate in increments of one-third: one-third will accelerate if termination occurs within one year after the purchase of such stock, two-thirds will accelerate if termination occurs within two years after the purchase of such stock, and 100% will accelerate if termination occurs two years or more after the purchase of such stock. For these purposes, “Change of Control” is defined as a sale of 100% of the Company.

Non-Compete: Ms. Malson will be subject to a non-compete for one year following her termination.

The foregoing description of Ms. Malson’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by referenceherein.

Item 7.01.	Regulation FD Disclosure

On May 30, 2018, the Company issued a press release in connection with the events reported above. A copy of the press release is furnished as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future and including the Company’s operating margin and rolling average annual growth in tangible book value per share, constitute forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Nicholas Financial, Inc. and Kelly M. Malson, dated as of May 29, 2018.

99.1	Press Release of Nicholas Financial, Inc., dated May 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: May 30, 2018	/s/ Douglas Marohn
Douglas Marohn
President and Chief Executive Officer
(Principal Executive Officer)